EXHIBIT 99.2

SUMMIT MIDSTREAM PARTNERS, LP
UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION
AS OF DECEMBER 31, 2013 AND FOR THE YEARS ENDED DECEMBER 31, 2013 AND 2012

Throughout this report, when we use the terms "we," "us," "SMLP," or "the Partnership" we are referring to Summit Midstream Partners, LP, the partnership itself or to Summit Midstream Partners, LP and its subsidiaries collectively as the context requires.
Set forth below are our unaudited pro forma condensed combined financial statements as of December 31, 2013 and for the years ended December 31, 2013 and 2012 which reflect the acquisition of Red Rock Gathering Company, LLC ("Red Rock Gathering") and its subsidiary by SMLP on March 18, 2014 (the "Red Rock Drop Down"), from Summit Midstream Partners Holdings, LLC (“SMP Holdings”). Concurrent with the acquisition, SMLP contributed its interest in Red Rock Gathering to Summit Midstream Holdings, LLC ("Summit Holdings"), a wholly owned subsidiary of SMLP, which in turn contributed its interest to Grand River Gathering, LLC, its wholly owned subsidiary.
The unaudited pro forma condensed combined balance sheet as of December 31, 2013 and the unaudited pro forma condensed combined statement of operations for the year ended December 31, 2013 were derived from SMLP's audited consolidated financial statements and the audited consolidated financial statements of Red Rock Gathering as of and for the year ended December 31, 2013. The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2012 was derived from SMLP's audited consolidated financial statements for the year ended December 31, 2012 and the historical consolidated financial statements of Red Rock Gathering for the year ended December 31, 2012, which previously were included in the audited consolidated financial statements of Summit Midstream Partners, LLC, ("Summit Investments"), the parent of SMP Holdings.
The unaudited pro forma condensed combined balance sheet reflects the Red Rock Drop Down as if such transaction closed as of December 31, 2013 and the unaudited pro forma condensed combined statements of operations reflect the Red Rock Drop Down as if such transaction had occurred as of October 23, 2012, the date that Red Rock Gathering was acquired by SMLP's ultimate parent. Descriptions of the adjustments for the Red Rock Drop Down are presented in the notes to the unaudited pro forma condensed combined financial statements. The unaudited pro forma condensed combined financial statements and accompanying notes should be read in conjunction with SMLP's historical financial statements filed with the Securities and Exchange Commission (the "SEC"). The unaudited pro forma condensed combined financial statements and accompanying notes should also be read in conjunction with Red Rock's historical financial statements as filed with the SEC as Exhibit 99.1 to this Amendment No. 1 to SMLP's Current Report on Form 8-K.
The unaudited pro forma condensed combined balance sheet and the unaudited pro forma condensed combined statements of operations were derived by adjusting the historical financial statements of each entity based on currently available information and, therefore, the actual adjustments may differ materially from the pro forma adjustments. Because the Red Rock Drop Down was executed between entities under common control, we will be accounting for it on an “as if pooled” basis for all periods in which common control existed. Common control began on October 23, 2012 concurrent with the acquisition of Red Rock Gathering by Summit Investments. This unaudited condensed combined financial information does not present any pro forma effects for the period prior to Red Rock Gathering's October 23, 2012 acquisition by Summit Investments. In March 2013, Summit Investments contributed its 100% ownership in Red Rock Gathering to SMP Holdings in exchange for a continuing 100% interest in SMP Holdings. The assets acquired and liabilities assumed by SMLP in the Red Rock Drop Down have been reflected at historical cost.
The unaudited pro forma condensed combined financial statements do not purport to present our financial position or the results of operations had the Red Rock Drop Down actually been completed as of the dates indicated. The unaudited pro forma condensed combined financial statements do not purport to present our financial position or results of operations had SMLP's March 2014 primary offering of 5.3 million common units and Summit Holdings' March 2014 draw of $102.6 million on its revolving credit facility been completed at an earlier date. Further, these unaudited pro forma condensed combined financial statements (i) do not reflect the effects of any cost savings or other synergies that may be achieved as a result of this transaction, (ii) are based on assumptions that we believe are reasonable under the circumstances, and (iii) are intended for informational purposes only. Moreover, the statements do not project our financial position or results of operations for any future date or period.

EXHIBIT 99.2

SUMMIT MIDSTREAM PARTNERS, LP AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
DECEMBER 31, 2013

	Historical
	Summit Midstream Partners, LP	Red Rock Gathering Company, LLC	Pro forma adjustments		Summit Midstream Partners, LP pro forma
	(In thousands)
Assets
Current assets:
Cash and cash equivalents	$18,764	$1,593	$202,447	(a)	$20,357
			102,553	(b)
			(305,000)	(c)
Accounts receivable	54,256	13,621	—		67,877
Other assets	3,089	1,652	—		4,741
Total current assets	76,109	16,866	—		92,975
Property, plant and equipment, net	980,341	177,740	—		1,158,081
Intangible assets, net	452,994	49,183	—		502,177
Goodwill	115,888	—	—		115,888
Other noncurrent assets	14,583	35	—		14,618
Total assets	$1,639,915	$243,824	$—		$1,883,739

Liabilities and Partners' Capital and Membership Interests
Current liabilities:
Trade accounts payable	$18,132	$6,985	$—		$25,117
Due to affiliate	653	—	—		653
Deferred revenue	1,555	—	—		1,555
Ad valorem taxes payable	6,804	1,571	—		8,375
Accrued interest	12,144	—	—		12,144
Accrued expenses	—	1,440	—		1,440
Other current liabilities	9,055	1,234	550	(c)	10,839
Total current liabilities	48,343	11,230	550		60,123
Long-term debt	586,000	—	102,553	(b)	688,553
Noncurrent liability, net	6,374	—	—		6,374
Deferred revenue	29,683	—	—		29,683
Other noncurrent liabilities	372	—	—		372
Total liabilities	670,772	11,230	103,103		785,105
Commitments and contingencies

Common limited partner capital	566,532	—	198,392	(a)	723,113
			(315)	(c)
			(41,496)	(d)
Subordinated limited partner capital	379,287	—	(224)	(c)	349,601
			(29,462)	(d)
General partner interests	23,324	—	4,055	(a)	25,920
			(11)	(c)
			(1,448)	(d)
Membership interests	—	232,594	(232,594)	(d)	—
Total partners' capital and membership interests	969,143	232,594	(103,103)		1,098,634
Total liabilities and partners' capital and membership interests	$1,639,915	$243,824	$—		$1,883,739
The accompanying notes are an integral part of these unaudited pro forma condensed combined financial statements.

EXHIBIT 99.2

SUMMIT MIDSTREAM PARTNERS, LP AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
YEAR ENDED DECEMBER 31, 2013

	Historical
	Summit Midstream Partners, LP	Red Rock Gathering Company, LLC	Pro forma adjustments		Summit Midstream Partners, LP pro forma
	(In thousands, except per-unit and unit amounts)
Revenues:
Gathering services and other fees	$174,506	$30,840	$—		$205,346
Natural gas, NGL and condensate sales and other	69,332	19,274	—		88,606
Amortization of favorable and unfavorable contracts	(1,032)	—	—		(1,032)
Total revenues	242,806	50,114	—		292,920

Costs and expenses:
Operation and maintenance	59,972	12,493	—		72,465
Cost of natural gas and NGL	31,036	13,197	—		44,233
General and administrative	24,558	5,547	—		30,105
Transaction costs	2,770	71	—		2,841
Depreciation and amortization	60,824	9,138	—		69,962
Total costs and expenses	179,160	40,446	—		219,606
Other expense	(108)	—	—		(108)
Interest expense	(19,173)	—	(2,521)	(b)	(21,694)
Income before income taxes	44,365	9,668	(2,521)		51,512
Income tax expense	(729)	—	—		(729)
Net income	$43,636	$9,668	$(2,521)		$50,783
Less: net income attributable to SMP Holdings	52		—		52
Net income attributable to SMLP	43,584		7,147		50,731
Less: net income attributable to general partner, including IDRs	1,035		159		1,194
Net income attributable to limited partners	$42,549		$6,988		$49,537

Earnings per common unit – basic	$0.86				$0.89
Earnings per common unit – diluted	$0.86				$0.88
Earnings per subordinated unit – basic and diluted	$0.79				$0.86

Weighted-average common units outstanding – basic	26,951,346				32,251,346	(e)
Weighted-average common units outstanding – diluted	27,101,479				32,401,479	(f)
Weighted-average subordinated units outstanding – basic and diluted	24,409,850				24,409,850
The accompanying notes are an integral part of these unaudited pro forma condensed combined financial statements.

EXHIBIT 99.2

SUMMIT MIDSTREAM PARTNERS, LP AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
YEAR ENDED DECEMBER 31, 2012

	Historical
	Summit Midstream Partners, LP	Red Rock Gathering Company, LLC	Pro forma adjustments		Summit Midstream Partners, LP pro forma
	(In thousands, except per-unit and unit amounts)
Revenues:
Gathering services and other fees	$149,371	$4,768	$—		$154,139
Natural gas, NGL and condensate sales and other	16,320	4,156	—		20,476
Amortization of favorable and unfavorable contracts	(192)	—	—		(192)
Total revenues	165,499	8,924	—		174,423

Costs and expenses:
Operation and maintenance	51,658	3,224	—		54,882
Cost of natural gas and NGL	—	2,224	—		2,224
General and administrative	21,357	825	—		22,182
Transaction costs	2,020	5	—		2,025
Depreciation and amortization	35,299	1,375	—		36,674
Total costs and expenses	110,334	7,653	—		117,987
Other income	9	—	—		9
Interest expense	(12,766)	—	(385)	(g)	(13,151)
Income before income taxes	42,408	1,271	(385)		43,294
Income tax expense	(682)	—	—		(682)
Net income	$41,726	$1,271	$(385)		$42,612
Less: net income attributable to the pre-IPO period	24,112		—		24,112
Net income attributable to SMLP	17,614		886		18,500
Less: net income attributable to general partner	352		17		369
Net income attributable to limited partners	$17,262		$869		$18,131

Earnings per common unit – basic	$0.35				$0.36
Earnings per common unit – diluted	$0.35				$0.35
Earnings per subordinated unit – basic and diluted	$0.35				$0.33

Weighted-average common units outstanding – basic	24,412,427				27,926,557	(h)
Weighted-average common units outstanding – diluted	24,543,985				28,058,115	(i)
Weighted-average subordinated units outstanding – basic and diluted	24,409,850				24,409,850
The accompanying notes are an integral part of these unaudited pro forma condensed combined financial statements.

EXHIBIT 99.2

SUMMIT MIDSTREAM PARTNERS, LP AND SUBSIDIARIES
NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION
AS OF DECEMBER 31, 2013 AND FOR THE YEARS ENDED DECEMBER 31, 2013 AND 2012
Pro forma adjustments
(a) On March 17, 2014, SMLP closed closed an underwritten public offering of 5,300,000 common limited partner units. Net proceeds from the offering totaled $202.4 million and were used to partially fund the purchase of Red Rock Gathering. Concurrent with and as a result of the offering, SMLP's general partner made an additional capital contribution to increase its general partner interest to 2%.
(b) SMP Holdings borrowed $102.6 million under its revolving credit facility to fund the remaining balance of the purchase price of Red Rock Gathering. The unaudited pro forma condensed combined statement of operations impact reflects incremental interest expense on related borrowings based on a rate of 2.98% for the first quarter of 2013, 2.71% for the second and third quarters of 2013 and 3.43% for the fourth quarter of 2013 (i.e. the historical average rate for borrowings under our revolving credit facility) and assumes that the interest expense impact of the additional outstanding balance is partially offset by a reduction in the 0.50% commitment fee for the same principal amount.
(c) Reflects the total purchase price for SMLP's acquisition of 100% of the membership interests of Red Rock Gathering of $305.0 million, calculated as follows (in thousands):

Aggregate cash purchase price to SMP Holdings	$305,000
Direct acquisition costs	550
Total Red Rock Acquisition purchase price	$305,550
Direct acquisition costs of $550,000 have been accrued as of December 31, 2013 but have not been given pro forma effect in the unaudited pro forma condensed combined statement of operations.
(d) Reflects partner's capital distribution to SMP Holdings for the consideration paid by SMLP for Red Rock in excess of the contribution of assets from SMP Holdings (in thousands):

Borrowings under revolving credit facility	$102,553
Net cash received from primary offering	202,447
Total cash consideration paid by SMLP for Red Rock		$305,000
Less: SMP Holdings' membership interests in Red Rock		232,594
SMLP distribution for cash consideration in excess of assets contributed		$72,406

Allocation of distribution:
Common limited partner interest	$(41,496)
Subordinated limited partner interest	(29,462)
General partner interest	(1,448)
Partners' capital allocation		$(72,406)
The general partner interest allocation was calculated based on a 2% general partner interest in the distribution of consideration paid by SMLP in excess of assets contributed by SMP Holdings. Common and subordinated limited partner interests allocations were calculated as their respective percentages of total limited partner capital as of December 31, 2013 applied to the balance of the distribution to SMP Holdings after giving effect to the general partner allocation.
(e) The pro forma basic weighted-average number of common units outstanding for the year ended December 31, 2013 was calculated as follows:

Basic weighted-average number of SMLP common units outstanding—as reported	26,951,346
Adjustment for impact of SMLP common units issued to partially fund the Red Rock Acquisition	5,300,000
Pro forma basic weighted-average number of SMLP common units outstanding	32,251,346

EXHIBIT 99.2

(f) The pro forma diluted weighted-average number of common units outstanding for the year ended December 31, 2013 was calculated as follows:

Diluted weighted-average number of SMLP common units outstanding—as reported	27,101,479
Adjustment for impact of SMLP common units issued to partially fund the Red Rock Acquisition	5,300,000
Pro forma diluted weighted-average number of SMLP common units outstanding	32,401,479
(g) Reflects incremental interest expense on borrowings of $102.6 million based on a rate of 2.75% for the two months that Red Rock Gathering was owned under common control in the fourth quarter of 2012 (i.e. the historical average rate for borrowings under our revolving credit facility) and assumes that the interest expense impact of the additional outstanding balance is partially offset by a reduction in the 0.50% commitment fee for the same principal amount.
(h) The pro forma basic weighted-average number of common units outstanding for the year ended December 31, 2012 was calculated as follows:

Basic weighted-average number of SMLP common units outstanding—as reported	24,412,427
Adjustment for impact of SMLP common units issued to partially fund the Red Rock Acquisition	3,514,130
Pro forma basic weighted-average number of SMLP common units outstanding	27,926,557
(i) The pro forma diluted weighted-average number of common units outstanding for the year ended December 31, 2012 was calculated as follows:

Diluted weighted-average number of SMLP common units outstanding—as reported	24,543,985
Adjustment for impact of SMLP common units issued to partially fund the Red Rock Acquisition	3,514,130
Pro forma diluted weighted-average number of SMLP common units outstanding	28,058,115